Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-98967 and 333-98965 of Verint Systems Inc. on Form S-8 of our report dated March 10, 2003, appearing in this Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2003.


/s/ DELOITTE & TOUCHE LLP
Jericho, New York
April 24, 2003